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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------


                                    FORM 8-K



                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2001




                             -----------------------


                              TRAMMELL CROW COMPANY
               (Exact name of Registrant as specified in its charter)


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
          DELAWARE                           1-13531                           75-2721454
      (State or other                (Commission File Number)    (I.R.S. Employer Identification Number)
jurisdiction of incorporation)

      2001 ROSS AVENUE,                                                          75201
         SUITE 3400                                                            (Zip code)
       DALLAS, TEXAS
    (Address of principal
      executive offices)

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                                        (214) 863-3000
                       Registrant's telephone number, including area code

                                        NOT APPLICABLE
                 (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On February 28, 2001, Trammell Crow Company (the "Company") announced an internal reorganization of its business designed to consolidate all of the property and facilities management, brokerage and corporate advisory, and project management services delivered to both corporate and institutional customers under a single leadership infrastructure referred to as the Global Services Group. The reorganization also created a national organization focused solely on the Company's development and investment activities referred to as the Development and Investment Group. Because the reorganization changes the way the Company's business is managed and financial resources are allocated, the Company's reportable segments will change correspondingly in 2001 although the services provided by the Company remain the same.

         The new Global Services segment, with approximately 7,000 employees, includes the services previously included in the Corporate segment (other than development services provided to corporate customers), as well as property management and brokerage services previously reported under the Institutional segment. The Company will continue to focus on opportunities for growth in the service business and will also focus on opportunities to achieve operating efficiencies associated with the delivery of similar services (for example, property management services for institutional customers and facilities management services for corporate customers) through a consolidated services organization. The Global Services group will be organized into 14 different geographic and customer-centric "mega markets," many of which will be multi-city. The Company's focus on establishing itself as a dominant brand facilitates the accumulation of strong resources within the "mega-markets."

         The new Development and Investment segment, encompassing approximately 250 to 300 employees, will include the development activities historically included in the Institutional segment - both those pursuant to which the Company takes an ownership position and those pursuant to which the Company provides development services for others on a fee basis - as well as development services for corporate customers that were previously reported in the Corporate segment. The Company will continue to focus its efforts in this area on risk-mitigated opportunities for institutional customers and fee development and build-to-suit projects for corporate customers, including those in higher education and healthcare. With an organization comprised of professionals dedicated fully to development and investment activities, the Company expects to be better positioned to pursue and execute new development business, particularly programmatic business with the Company's large customers, and exploit niche market opportunities.

         The Company's activities related to e-commerce, including related overhead, will continue to be captured in the E-Commerce segment, along with the Company's investments in e-commerce-related companies.

         To help stockholders compare information relating to the Company's results of operations for 2001 and future periods with similar financial information for certain periods prior to 2001, the Company has provided the unaudited supplemental financial information filed as Exhibits 99.1 and 99.2
hereto.   Revenues and segment information for the years ended December 31,
1999 and 2000, as reported in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2001, have been reclassified to conform to the expected presentation of 2001 revenues and segment information. These reclassifications did not impact consolidated total revenues or consolidated net income.

ITEM 7.  EXHIBITS

(c)      EXHIBITS.


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
         99.1    --    Consolidated Statements of Income for the years ended December 31, 2000 and 1999
                       (unaudited).

         99.2    --    Segment Information for the years ended December 31, 2000 and 1999 (unaudited).

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                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRAMMELL CROW COMPANY



                                                By:   /s/ Derek R. McClain
                                                   -----------------------------
                                                      Derek R. McClain,
                                                      Chief Financial Officer


DATE:  April 13, 2001

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                                  EXHIBIT INDEX


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

  EXHIBIT
   NUMBER                                         EXHIBIT TITLE
  -------                                         -------------
   99.1      --      Consolidated Statements of Income for the years ended December 31, 2000 and
                     1999 (unaudited).
   99.2      --      Segment Information for the years ended December 31, 2000 and 1999
                     (unaudited).

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